UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2009 (January 23, 2009)

PREMIER POWER RENEWABLE ENERGY, INC.
(Exact name of registrant as specified in Charter)

Delaware	333-140637	13-4343369
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4961 Windplay Drive, Suite 100
El Dorado Hills, CA 95762
(Address of Principal Executive Offices)

(916) 939-0400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 23, 2009, the registrant’s Chief Financial Officer (“CFO”) concluded that the registrant’s financial statements for the quarter ended September 30, 2008 should no longer be relied upon because of errors in such statements.  The financial statements that should no longer be relied upon are the Condensed Consolidated Balance Sheets, Condensed Consolidated Statement of Operations, Condensed Consolidated Statements of Shareholders’ Equity, and Condensed Consolidated Statements of Cash Flows that were included with the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (the “Quarterly Report”) that was filed with the Securities and Exchange Commission (“SEC”) on November 17, 2008.  The CFO concluded that the above-described financial statements need to be amended because they contained errors based on a tax analysis performed subsequent to the filing of the Quarterly Report.  As soon as practicable, the registrant will file an amended Quarterly Report on Form 10-Q/A with the SEC that will restate the above-described financial statements.  The registrant’s CFO discussed the matters disclosed herein with its independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER POWER RENEWABLE ENERGY, INC. (Registrant)

Date: January 30, 2009	By:	/s/ Dean Marks
Dean Marks Chief Executive Officer and President